EXHIBIT A

                             JOINT FILING AGREEMENT

         Each of the undersigned hereby agrees that the Statement on Schedule 13G with respect to the Shares of Steakhouse Partners, Inc., dated April 1, 2004, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Date: April 1, 2004                               GRI Fund, LP

                                                  By:  Stevenson Partners, LLC,
                                                       General Partner

                                                  By:  /s/ George Rich
                                                       -----------------
                                                       Name: George Rich
                                                       Title: Managing Member

Date: April 1, 2004                                    /s/  George Rich
                                                       -----------------
                                                       George Rich